                                                                    EXHIBIT 10.5
                                                                    ------------

                           USED TRUCK SALES AGREEMENT
                           --------------------------


          THIS USED TRUCK SALES AGREEMENT is entered into as of this 17th day of October, 1996 between Ryder Truck Rental, Inc., with its principal place of business at 3600 N.W. 82nd Avenue Miami, Florida 33166 ("Ryder") and Ryder TRS, Inc. (f/k/a RCTR Holdings, Inc.), with its principal place of business at 8669 N.W. 36th Street, Miami, Florida 33166 ("TRS").

          WHEREAS, Ryder and TRS are parties to an Asset Purchase Agreement dated September 19, 1996 (the "Asset Purchase Agreement") under which TRS is purchasing from Ryder certain assets and businesses of Ryder's Consumer Truck Rental division ("Division").

          WHEREAS, the trucks utilized in the business of TRS are owned by RCTR, Inc., a wholly owned subsidiary of TRS, and in the future are likely to continue to be owned by RCTR, Inc. or another third party (in either case, "RCTR").

          WHEREAS, Ryder sells its own used trucks at its own Used Truck Centers and other Ryder locations throughout the country (collectively, "Ryder Locations");

          WHEREAS, RCTR has authorized, and expects, TRS to sell used trucks for and on behalf of RCTR in the ordinary course of its business and wishes to hire Ryder as its agent to sell such trucks at the Ryder Locations;

          NOW, THEREFORE, in consideration of the rights and obligations set forth herein, the adequacy of which is hereby acknowledged, the parties agree as follows:


1.   TRS AGREES:

     (a) To make available and consign to Ryder at Ryder Locations, for sale by Ryder as RCTR's agent acting for and on behalf of RCTR, at least such quantity of RCTR trucks previously used in TRS's truck rental business ("Vehicles") as provided in Section 1(b) below.

     (b) To reasonably agree with Ryder from time to time on the number and make-up (type, make, model and year) of Vehicles to be consigned to Ryder at each Ryder Location, considering physical capacity and market characteristics, among other things. Subject to the provisions of the last sentence of Section 3(a), the total number of Vehicles consigned to Ryder by TRS each year during the term of this Agreement will not be less than the following

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

percentage of the total number of trucks used in TRS' business which are sold or traded each such year :

          40%          1997
          35%          1998
          30%          1999
          25%          2000
          20%          2001

          After December 31, 2001, either party may terminate this Agreement upon at least sixty (60) days prior written notice to the other party.

     (c) To be responsible for transferring/delivering Vehicles to the Ryder Locations. TRS and Ryder may from time to time agree that Ryder will accomplish the transfer/delivery for TRS, in which case Ryder will charge TRS for the time of the drivers to get the Vehicle to the new location and return (at the rate described in the Maintenance Agreement between Ryder and TRS) in addition to such mileage rate as may be agreed between TRS and management of the applicable Ryder district from time to time for any other vehicle which is to be used to accomplish the transfer.

     (d) The Vehicles delivered to Ryder Locations shall be in a condition that meets the * . If any Vehicle is not in such condition, Ryder may, at TRS's expense, perform such repairs or work Ryder deems necessary to put the Vehicle into such condition; provided that Ryder will get TRS's prior approval for any such repairs or work costing in excess of $250 per Vehicle. Any such repairs or work will be governed by the Maintenance Agreement between Ryder and TRS. Other than as expressly provided for in this Agreement, Ryder is not authorized to incur any billable expenses for the sale of any certain Vehicle without TRS's consent.

     (e) To provide Ryder with power(s) of attorney from RCTR allowing Ryder to execute a sales agreement for Vehicles, endorse titles to Vehicles, and accomplish such other actions and sign such other documents as are appropriate to the sale and transfer of title of Vehicles hereunder (the "Power of Attorney"), and with supplies, forms, instructions and other materials necessary to sell Vehicles on RCTR's behalf at Ryder Locations. Such items must be reasonably acceptable to Ryder.

     (f) TRS's printed warranty of the Vehicles to have the same terms and conditions as Ryder's standard printed warranty as it may exist from time to time, provided, however, that Ryder will advise TRS prior to making any change in its standard printed warranty and that TRS's warranty will not be required to be improved even though Ryder may improve Ryder's standard printed warranty after the date hereof, and further provided that TRS's warranty will not be called a "Road Ready" warranty or anything

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

confusingly similar thereto. Unless TRS otherwise directs Ryder in writing, Ryder may sell each Vehicle with the benefit of RCTR's standard printed warranty described above.

     (g) To release and hold Ryder harmless from, and to assume responsibility for, all losses and damages suffered by RCTR, TRS or anyone due to theft, loss, or damage to Vehicles or cargo while in Ryder's custody (including when being test driven by potential purchasers), except however, that Ryder will be responsible to TRS, and reimburse TRS, for theft, loss, or damage to Vehicles (but not cargo) caused by the * . TRS shall tender the Vehicles to Ryder, empty of all cargo, at the Ryder Locations or, if TRS and Ryder agree that Ryder will transfer the Vehicles to the Ryder Location, then at the point of pick-up. In no event will Ryder have any responsibility to RCTR, TRS or any other Person for cargo left in the Vehicles.

     (h) To maintain the types of insurance, in the coverage limits, listed in the insurance policy schedule set forth below (each, an "Insurance Policy"):

                           INSURANCE POLICY SCHEDULE

Type of Insurance Policy       Coverage Limits

Standard Automobile Liability      *  Per Occurrence with an excess
Insurance Policy (the "Auto-   layer of at least  * aggregate.
mobile Liability Insurance
Policy")


Commercial General Liability       *
Insurance Policy with Broad
Form Contractual Liability
Insurance Coverage (the
"CGL Insurance Policy")

In the event that any Insurance Policy provides coverage on a "claims made" form rather than on an occurrence form, * shall cause the coverage provided by each such policy to be kept in place for a period of * after the effective date of termination or expiration of this Agreement.

TRS may  *

Each liability Insurance Policy shall:

            (i) be written by an insurance company reasonably acceptable to * (it being understood that an insurance company rated A- or better by A.M. Best & Company is acceptable);

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

            (ii) name * as an insured, and be amended to name * , its employees, officers, directors, contractors, agents and affiliates (each an "Additional Insured") as additional insureds as their interests may appear;

            (iii) provide that if such insurance is canceled, or any material change is made in the coverage which affects the interest of any Additional Insured, such cancellation or change shall not be effective as to the Additional Insured for ten (10) days after receipt by the Additional Insured of written notice from such insurers of such cancellation or change;

            (iv) be primary and without right of contribution from any other insurance which is carried by, or otherwise available to, any Additional Insured;

            (v) provide that in respect of the interests of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of * or any other Person and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by * or any other Person;

            (vi) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and

            (vii) in accordance with the terms and conditions of the contractual liability coverage provided by such Insurance Policy, insure the obligations of * to indemnify the Additional Insureds hereunder.

The first * of automobile liability insurance and general liability insurance shall each be on an occurrence form. The first * of automobile liability insurance shall not be subject to any annual aggregate limit of liability.

Each liability Insurance Policy and any all-risks Insurance Policy of * which covers vehicles shall waive any rights of subrogation against the Additional Insureds, except to the extent of * obligation to indemnify * pursuant to
Section 2(f) below.

At least once a year, from time to time at * request, and any time a new policy is to go into effect, * shall provide * with insurance certificates and other evidence, reasonably satisfactory to * , that the benefits and coverage required by this Section 1(h) are in full force and effect. The certificate

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

shall describe the perils covered by each policy of insurance then in force, identify the insurer or insurers with which such policies of insurance are carried and maintained, specify the amounts of insurance coverage provided against each such peril, and describe the provisions contained in such policies of insurance so as to evidence compliance with the requirements of this Section 1(h). * shall have no duty to examine such insurance certificates or the Insurance Policies to verify compliance. * shall provide a copy of its insurance policies to * promptly following a request therefor, if available.

     (i) To, notwithstanding anything in this Agreement to the contrary, and in addition to the insurance requirements listed in Section 1(h) above, release, indemnify, defend and hold harmless * , its affiliates, directors, officers, employees, agents, subcontractors and assigns of each (the " * Indemnified Parties") from and against any and all claims, liabilities, damages, losses, costs, expenses (including, without limitation, forum costs and reasonable attorneys' fees), fines and penalties), related to claims of third parties (including but not limited to claims of * employees and agents) for injury to or death of any person or loss of or damage to any property or otherwise (collectively "Third Party Claims"), arising out of: (a) the terms of any *
or other warranty under which Vehicles are sold hereunder, (b) any allegation of
* that a sale of a Vehicle under this agreement was not authorized, (c) the failure of * to remove any Liens as defined in Section 2(a)4 below, (d) any failure of  *  to obtain authorization by  *  to allow any action or inaction
required or permitted of  *  hereunder, or   *  .

     (j) TRS shall Ryder of one or more RCTR accounts into which funds received from purchasers of Vehicles are to be deposited (excepting checks representing customer deposits, which Ryder may hold until Ryder places into the account, the rest of the funds due on sale of the Vehicle or until the deposits become cashable due to the customer's failure to purchase the Vehicle). Ryder will mail or make such deposits as promptly as practicable and in any event within three (3) business days of receipt of the funds from the purchasers without deduction, set off, recoupment or counterclaim.

     (k) TRS will contribute each year, as specifically hereinafter provided, toward advertising which is directly and indirectly for the sale of Vehicles. Advertising which is specifically for the sale of Vehicles shall be proposed by TRS and agreed between Ryder and TRS, and TRS shall pay therefor at such time as payment for such advertising is to be made to a third party. Ryder shall not be required to advance funds for such advertising. TRS's contribution to general advertising for the sale of trucks at Ryder Locations ("General Advertising") shall be * per Vehicle sold hereunder and shall be paid quarterly in

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

arrears, on or before the fifteenth day after the end of each quarter; provided, however, that in no event shall such payments annually exceed TRS's pro rata portion (determined by the ratio of Vehicles sold during the year to the total of Vehicles and Ryder trucks sold during that year) of the aggregate sum spent by Ryder for General Advertising.

     (l) TRS shall obtain and maintain a letter of credit, in favor of Ryder, in the amount of two and one half million dollars ($2,500,000.00), the issuer or confirming bank of which will be a bank reasonably acceptable to Ryder and the terms of which shall be substantially in accordance with the form attached hereto as Exhibit A (the "Letter of Credit") which may be drawn by Ryder in the event of Material Breach by TRS under clause (i) of the third paragraph of
Section 3(c) of this Agreement or any of the other agreements between the parties of even date herewith entitled Vehicle Maintenance Agreement, MIS Support Agreement, or Administrative Services Agreement, as any of them may be amended from time to time or as otherwise provided in Schedule 9.6(c) of the Asset Purchase Agreement. Such Letter of Credit shall be for a term of at least one year. One master $2.5 million letter of credit which complies with the terms of this paragraph shall constitute the Letter of Credit under each of the foregoing listed agreements ("Support Agreements"). TRS shall be obligated to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement.

          Notwithstanding the foregoing, TRS may terminate, or not renew, the Letter of Credit after the first anniversary of the date hereof, if it is not in default of this Agreement at such time; provided, however, that should TRS, after such time, either (i) commit a Material Breach of this Agreement due to failure to pay charges due hereunder or under any Support Agreement (except if prevented by a force majeure under Section 4(k) below), or (ii) twice within a twelve month period, fail to timely pay charges due hereunder or under any Support Agreement (except if prevented by a force majeure under Section 4(k) below), then TRS shall again be obligated to obtain and maintain the Letter of Credit pursuant to the first two sentences of the previous paragraph, and to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement. If, however, during the following twelve months TRS timely pays all charges coming due hereunder, and is not at such time otherwise in default of this Agreement, or in bankruptcy, then TRS may again terminate, or not renew, the Letter of Credit, and TRS's obligations hereunder to maintain the Letter of Credit shall cease, subject to the last stated proviso above.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     (m) TRS agrees to provide Ryder with the following financial statements and information on a quarterly basis (or upon Ryder's reasonable request from time to time for the purpose of evaluating the creditworthiness of TRS: (1) TRS's combined Balance Sheet in the form set forth in Exhibit B; (ii) TRS's combined Statement of Earnings in the form set forth in Exhibit C; (iii) TRS's Interest Coverage Ratio; and (iv) TRS's Debt-to-Equity Ratio. Such information shall be provided to Ryder's credit department and shall not be disseminated beyond such department, except to the Controller of Ryder and the Chief Financial Officer of its parent company.

     (n) TRS agrees to obtain from RCTR such authorizations as are necessary to accomplish all of the foregoing matters. Ryder shall have no duty to inquire of TRS whether such authorizations have been obtained. Ryder may rely upon TRS' covenant in the first sentence of this clause (n). If, however, Ryder at any time has reason to doubt that any such necessary authorization has not been obtained, Ryder shall not be obligated to perform any duty hereunder to which the authorization relates, until such authorization shall have been obtained and evidence of such, reasonably satisfactory to Ryder, has been delivered to Ryder. Failure to obtain such authorization shall not relieve TRS of any duty which it has to Ryder hereunder.

     (o) All charges by Ryder under this Agreement, whether for maintenance or repair of Vehicles, for sales fees or commissions or otherwise, shall be billed to TRS, which shall be responsible to pay Ryder therefor in accordance with the terms of this Agreement.


2.   RYDER AGREES:

     (a) To devote good faith efforts to sell Vehicles to customers in the ordinary course of Ryder's business (i) subject to the criteria set forth below, and (ii) in a manner which, except as otherwise expressly set forth herein, is consistent with the manner in which Ryder sells its own light commercial vehicles; and to devote good faith efforts to safeguard the Vehicles in a manner which is consistent with the manner in which Ryder safeguards its own vehicles which are being sold at the Ryder locations. The clause in (ii) above constitutes a statement of general applicability to all aspects of the sale of vehicles in the aggregate, and shall not be deemed a measurement of any one instance of performance/nonperformance apart from other performances/nonperformances of similar aspects of service.

          (1) Unless otherwise agreed between Ryder and TRS on a case by case basis, all sales of Vehicles will be for cash, not credit, and will be paid by certified funds payable to RCTR or by customer's check if Ryder's policies would permit

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     the Ryder Location to accept a check in similar amount from such customer were that customer purchasing a Ryder vehicle. It is not intended that customers be able to purchase Vehicles with a credit card.

          (2) The asking price for each Vehicle ("Asking Price") and an acceptable sale price for each Vehicle ("Take Price") will be reasonably determined by TRS, with Ryder's assistance. Ryder may refuse to sell any Vehicle for which the Asking Price or the Take Price is not reasonable in Ryder's opinion. Ryder will not sell a Vehicle if the sale price is $500 or more below the Take Price, unless TRS and Ryder approve such a lower price prior to each such sale.

          (3) Unless otherwise indicated in the Vehicle Title Nominee Agreement between Ryder and RCTR, the title to the Vehicles shall be and remain in the name of RCTR until sold by Ryder, at which time Ryder, pursuant to the power of attorney from RCTR, will transfer title to purchaser. Ryder will not receive title to the Vehicles. TRS will cause RCTR to grant the Power of Attorney to Ryder prior to the sale of the first Vehicle hereunder, and to take such other actions and execute such other documents as is necessary for Ryder to accomplish sale of Vehicles and concomitant transfer of title to Vehicles to purchasers thereof.

          (4) TRS shall be solely responsible, however, and Ryder shall have no responsibility, for removing liens, interests and encumbrances ("Liens") from the Vehicles. TRS shall remove all such Liens, or arrange for such Liens to be removed without further action than is provided for herein upon sale of each Vehicle to a purchaser, prior to delivery of the Vehicle to a Ryder Location for sale.

          (5) All sales proceeds shall belong to RCTR, provided that Ryder may, if required by government authorities or permitted by RCTR, submit required sales tax directly to such authorities as agent of RCTR.

          (6) All Vehicle inspections or repairs accomplished by Ryder will be governed by the Maintenance Agreement of even date herewith between Ryder and TRS; provided, however that in the event of any conflict between the terms of that agreement and this Agreement, this Agreement shall control.

     (b) To not remove, transfer or otherwise use the Vehicles without TRS's prior written consent except in connection with the sale of the Vehicles or otherwise in connection with this Agreement.

     (c) To have RCTR's Sale Agreement completely and properly filled out and signed by the purchaser.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     (d) That authorized TRS representatives may, after giving at least 48 hours' advance written notice, enter Ryder Locations during regular business hours to audit, inspect, or copy, at TRS's expense, RCTR-specific business records maintained by Ryder and/or remove Vehicles.

     (e) Ryder shall not make any post-sale Vehicle repairs covered by a TRS warranty without TRS's prior approval if TRS would be charged in excess of $250 for those repairs.

     (f) Ryder shall release indemnify, defend and hold harmless TRS, RCTR and their respective directors, officers, employees, agents, subcontractors and assigns from and against any and all Third Party Claims arising out of the gross negligence or willful misconduct of the Ryder Indemnified Parties in performing or failing to perform Repairs.

     (g) That upon termination of this Agreement, Ryder will tender Vehicles and materials for pickup by TRS at the Ryder Locations.

     (h) To notify TRS within three (3) business days of the sale of any Vehicle by sending to TRS a signed copy of the Bill of Sale for the sold Vehicle.


3.   OTHER AGREEMENTS:

     (a) TRS shall pay Ryder * per Vehicle sold plus such sums as shall be sufficient to pay, and Ryder shall then pay, the Ryder salesperson a per Vehicle commission as calculated under the Ryder Used Truck Representative Sales Compensation Plan (which shall give equal treatment to the sale of Ryder and RCTR vehicles) (the "Plan") in effect at the time of such sale. Ryder shall have sole discretion to change the Plan from time to time, provided that (i) Ryder shall give TRS at least ten (10) days prior written notice of the change and (ii) the Plan shall not discriminate in any material way between Ryder vehicles and RCTR Vehicles; and provided further that if the percentage of commission to be paid under the Plan for any certain type of Vehicle increases by more than 100% from the date hereof, then (1) TRS shall have the option to refuse the increase in commission, in which case Ryder shall have the option to terminate this Agreement, or reduce the number of Vehicles it sells under this Agreement, upon sixty (60) days written notice, or (2) TRS shall be allowed to reduce the percentage of Vehicles required to be consigned to Ryder under this Agreement by 50%.

     (b) Ryder shall invoice TRS weekly for all commissions and other charges due hereunder, which invoice shall be accompanied by reasonable documentation or explanation supporting such

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

commissions and charges, and TRS shall pay Ryder, as to time periods within the first year following the date hereof, no later than thirty (30) days after each invoice date, and as to all subsequent periods, no later than fifteen (15) days after each invoice date. All payments hereunder shall be made without deduction (except for charges billed in error), set off, recoupment or counterclaim. If a party at any time believes that sums it is charged hereunder are calculated in error, then it shall timely pay the undisputed portion of the charge, and on or before the due date for payment of the charge ("Due Date"), shall notify the other party in writing of the portion it believes to be in error and give to the other party an explanation, in responsible detail, of the reasons for its belief. The due date for payment of the disputed sums shall then be extended for ten (10) days (or such later time as both parties agree in writing) from the Due Date to give the parties time to negotiate resolution of the dispute, which both parties will do in good faith.

     (c) This Agreement will continue in full force and effect until terminated by either party in accordance with the terms of this Agreement. If at any time any party is in Material Breach of this Agreement, then in addition to all other rights and remedies available under applicable law or in equity, the other party shall have the right to terminate this Agreement without further notice or demand. "Material Breach" shall mean (i) as to a failure of payment, that full payment has not been received within five (5) days, after the owing party's receipt of written notice that the payment was due, (ii) as to any other type of failure, a material failure of performance of a party's obligations under this Agreement, if such failure remains uncured thirty (30) days after receipt of written notice of the failure and (iii) as to TRS, failure to cause the replacement or restoration of the Letter of Credit as applicable, within five
(5) days following its complete or partial draw due to the occurrence of a Material Breach hereunder except, as to (i), (ii) or (iii) above, if prevented by a force majeure under Section 4(k) below.

          In addition, this Agreement shall automatically terminate, without notice required, upon the occurrence of any of the following events: (i) the other party voluntarily enters into proceedings in bankruptcy or insolvency;
(ii) the other party shall make an assignment for the benefit of creditors;
(iii) a petition shall be filed against the other party under a bankruptcy law, a corporate reorganization law, or any other law for the relief of debtors (or similar law in purpose or effect) and such petition shall not have been dismissed within sixty (60) days; or (iv) the other party enters into liquidation or dissolution proceedings.


* CONFIDENTIAL PORTIONS OMITTED AN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          Subject to the provisions of the next paragraph, in the event of Material Breach by TRS pursuant to clause (i) of the first paragraph of this
Section 3(c), Ryder may draw from the Letter of Credit, without court proceeding, order or otherwise such sums to which Ryder is entitled due to TRS's Material Breach, and Ryder shall apply such sums against such entitlement. If the application of such sums is sufficient to cure the Material Breach, then the Material Breach shall be deemed cured and Ryder shall not terminate this Agreement due to such Material Breach; if the application of such sums is not sufficient for such purpose, then Ryder may terminate this Agreement due to the Material Breach pursuant to the first paragraph of this Section 3(c). It is agreed, however, that if it shall later be determined by a court of competent jurisdiction or by mutual agreement of the parties that TRS did not in fact owe Ryder all of the sums drawn from the Letter of Credit, then Ryder shall return these sums not owed.

          If and to the extent a failure of payment by TRS arises from an assertion by TRS, timely disputed pursuant to Section 3(b) above, that Ryder did not perform a service billed to TRS, then Ryder shall not be entitled to draw the Letter of Credit with respect to such failure of payment until the later of
(i) such time as Ryder would be entitled to draw the Letter of Credit under the preceding paragraph, (ii) fifteen business days after the date Ryder notifies TRS in writing that Ryder has investigated the dispute and that its records or personnel confirm the service to have been performed and has offered TRS access to such records or personnel or (iii) such date as Ryder and TRS mutually agree in writing. It is agreed that the foregoing sentence does not apply to a dispute over the quality or conformity of the service or to any attempt by TRS to set off another matter against Ryder's invoice.

     (d) Ryder may, at its option, sell for its own account, or permit any person or business entity to sell, vehicles (including trucks which are not Vehicles) of any kind on or about Ryder Locations.

     (e) The Vehicles will be sold without warranty of any kind, except that TRS' printed warranty shall apply unless TRS otherwise directs Ryder in writing.

     (f) Under no circumstances will Ryder, its agents, or employees be deemed to be TRS' or RCTR's employees.

     (g) In the event either party resorts to litigation, arbitration or other proceeding to enforce its rights under this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and expenses.

* CONFIDENTIAL PORTIONS OMITTED AN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     (h) Ryder and TRS agree to keep, and to cause each of its affiliates, directors, officers, and employees to keep, confi dential any and all confidential information of the other party that it receives in the course of performing its obligations hereunder (except that such information may be shared, on a confidential basis, with the party's attorneys and auditors) and will not, without the other party's written consent, use any of such confidential information except as reasonably necessary to perform its duties under this or another of its agreements with the other party. Upon termination of this Agreement, each party will return, and will cause its affiliates to return, to the other party, all original document and copies of the confidential information which are in its possession.

     (i) Notwithstanding anything to the contrary in this Agreement, neither party shall be liable for, and each party waives and releases the other from (and as to RCTR's damages, TRS indemnifies and holds harmless the Ryder Indemnified Parties from), any and all indirect, incidental, special or consequential damages, including, but not limited to, lost profits, loss of use or business interruption, even if such damages are foreseeable but not if they are direct damages.


4.   MISCELLANEOUS:

     (a)  Cumulative and Non-exclusive Rights and Remedies.  The parties' rights
          ------------------------------------------------
and remedies under this Agreement are non-exclusive and are cumulative with its rights and remedies at law or in equity.

     (b)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this section, provided receipt of copies of such counterparts is confirmed.

     (c)  Governing Law; Jurisdiction and Forum.
          -------------------------------------

          (1) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof, except for matters of Florida corporate law, as to which such law shall apply.

          (2) Ryder and TRS hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding arising

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     out of this Agreement or the transactions contemplated hereby. Ryder and TRS hereby irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          (3) By the execution and delivery of this Agreement, TRS (i) irrevocably designates and appoints Jay Alix & Associates ("JA&A"), 575 Fifth Avenue, New York, New York 10017, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement so long as JA&A maintains a place of business at an address in New York City; provided that TRS may at any time designate and appoint in lieu of JA&A The Corporation Trust Company ("CTC") care of CT Corporation System, at 1633 Broadway, 23rd floor, in the City of New York, County of New York, State of New York to so serve, (ii) submits to the personal jurisdiction of any state or federal court in the State of New York in any such action or proceeding, and (iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon TRS in any such action or proceeding. TRS further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

     (d)  Entire Agreement.  This Agreement and the Schedules and Exhibits
          ----------------
hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon anyone not a party hereto any rights or remedies hereunder.

     (e) Notices.  All notices shall be in writing and delivered personally or
         -------
sent by nationally recognized overnight delivery service (e.g., Federal Express) or registered or certified mail, return receipt requested, to the appropriate address set forth below. Notices to Ryder shall be addressed to:

     Ryder Truck Rental, Inc.
     3600 N.W. 82nd Avenue
     Miami, Florida  33166
     Attention:  President

     with a copy to:

     Ryder System, Inc.
     3600 N.W. 82nd Avenue

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     Miami, Florida 33166
     Attention:  General Counsel

or at such other address and to the attention of such other person as Ryder may designate by written notice to TRS. Notices to TRS shall be addressed to:

     Ryder TRS, Inc.
     c/o Questor Management Company
     4000 Town Center
     Southfield, MI  48075
     Attention:  President

     with a copy to:

     Ryder TRS, Inc.
     8669 N.W. 36th Street
     Miami, Florida  33116
     Attention:  Gerald R. Riorden

or at such other address and to the attention of such other person as TRS may designate by written notice of Ryder.

     (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing: (1) TRS may assign this Agreement, upon 10 days prior written notice to and without the consent of Ryder, to a party who purchases or acquires, as a going concern, the business of TRS or all or substantially all of TRS's assets, provided, however, that any assignee of this Agreement must (A) agree with Ryder, in writing, to be bound by the terms and provisions hereof, (B) have a debt/equity ratio as good as TRS's at the time of execution hereof, (C) be the assignee of the competition provisions in Section 6.2(d) of the Asset Purchase Agreement and the following agreements defined in the Asset Purchase Agreement (to the extent such agreements are still existing at the time of such assignment): (i) the Copyright License Agreement, (ii) the Software License Agreement, (iii) the Trademark Agreement, (iv) the Administrative Services Agreement, (v) the Vehicle Maintenance Agreement, (vi) the Dealer Agreement and
(vii) the Used Truck Sales Agreement, and (D) not be one of the parties set forth in paragraph number 8 on Schedule 3 of the Trademark Agreement, (2) Ryder may assign this Agreement upon 10 days prior written notice to and without the consent of TRS, to a party who purchases or acquires as a going concern, the business of Ryder or all or substantially all of Ryder's assets, provided, however, that any assignee of this Agreement must (A) agree with TRS, in writing, to be bound by the terms and provisions hereof, and (B) have a debt/equity ratio as good as, Ryder's at the time of

* CONFIDENTIAL PORTIONS OMITTED AN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

execution hereof. TRS may assign its rights hereunder to any lenders which provide financing to TRS for the purpose of consummating the transactions contemplated under the Asset Purchase Agreement, or refinancing any such financing, including any successors thereto.

     (g)  Headings; Definitions.  The headings contained in this Agreement are
          ---------------------
inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     (h)  Amendments and Waivers.  This Agreement may not be modified or amended
          ----------------------
except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     (i)  Interpretation; Absence of Presumption.  This Agreement shall be
          --------------------------------------
construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     (j)  Severability.  Any provision hereof which is invalid or unenforceable
          ------------
shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     (k)  Force Majeure.  Neither party shall be liable for its failure or delay
          -------------
in fulfilling its obligations hereunder, if such failure or delay is caused by fire, flood, weather conditions or other Acts of God, invasions, insurrections, riots, closing of the public highways, delays or failures of manufacturer or distributor in providing parts, strike, lockout or other labor dispute, civil unrest, war or any other reason beyond the reasonable control of the party. In the case of strikes, lockouts or other labor disputes, it is understood that such event is beyond the reasonable control of the party suffering the event unless and until the party is able to resolve it in a manner which such party deems reasonable and appropriate.

                            (CONTINUED ON NEXT PAGE)



* CONFIDENTIAL PORTIONS OMITTED AN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     IN WITNESS WHEREOF, the parties have caused this Used Truck Sales Agreement to be executed by their duly authorized officers as of the date first written above.


Ryder TRS, Inc. (f/k/a           Ryder Truck Rental, Inc.
RCTR Holdings, Inc. ("TRS")      ("Ryder")


BY: /s/ Wallace L. Rueckel       BY:/s/ Dwight D. Denny
   -----------------------          -------------------
NAME: Wallace L. Rueckel         NAME:   Dwight D. Denny
TITLE:Senior Vice President      TITLE:  Executive V.P.
         & Treasurer                          -Development



* CONFIDENTIAL PORTIONS OMITTED AN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.